UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 29, 2005
VIACELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51110	04-3244816

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
245 First Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:            (617) 914-3400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 29, 2005, ViaCell, Inc. (the “Company”) entered into an Amendment No. 1 (the “Amendment”) to the Collaboration Agreement, amending the Collaboration Agreement dated as of December 23, 2003 between the Company and Amgen Inc. (“Amgen”). The Amendment adds an additional stem cell growth factor to the list of stem cell growth factors previously licensed under the Collaboration Agreement. The Amendment specifies the price and quantity at which Amgen will supply such growth factor and the royalty rate which the Company must pay with respect to sales of products that utilize such growth factor for which Amgen does not exercise a collaboration option. Additionally, the Amendment contains a covenant by Amgen to not develop or commercialize a product utilizing such stem cell growth factor prior to a specified date unless the Company fails to dose a human patient with a product utilizing such stem cell growth factor prior to a specified date. Additionally, if the Company fails to administer any such product to at least one human subject under a Phase II Trial of any such G-CSF Product by a specified date, then the license shall terminate with respect to such stem cell growth factor.
On August 29, 2005, the Company entered into a license agreement (the “Agreement”) with Johns Hopkins University and Zhejiang University (“Licensors”) under which the Company received exclusive rights to develop, make, have made, use, import, offer for sale and sell products and services based on the patent applications of Dr. Ian McNiece and Dr. Jinfu Wang pertaining to the co-culture of umbilical cord blood stem and progenitor cells on adherent cells in the presence of growth factors. In exchange for these rights, as part of this Agreement, the Company is obligated to pay all patent costs and certain amounts to Johns Hopkins University, contingent upon the achievement of certain milestones as defined in the Agreement. The Company is further obligated to pay royalties to Johns Hopkins University upon commercial sale of products or services covered under the Agreement and a specified percentage of sublicense consideration, subject to certain exclusions. The Agreement also requires the Company to pay an upfront consideration fee, as well as annual minimum royalties in exchange for the license rights. The term of the Agreement expires on a product by product and country by country basis on the later of the expiration of all patents covering the product in the country or twenty years from the effective date of the Agreement. The Agreement may be terminated by either party following an uncured breach by the other party or the filing of bankruptcy or insolvency of the other party, and the Company can terminate the Agreement at any time upon notice to the Licensors.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

99.1	Press Release of ViaCell, Inc. dated August 30, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACELL, INC.
Date: August 30, 2005	By:	/s/ Stephen Dance
		Name:	Stephen Dance
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
No.	Description
99.1	Press Release of ViaCell, Inc. dated August 30, 2005.